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                                                                    EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-104130 of Delphi Corporation, Delphi Properties, Inc., and Delphi Properties Holdings, LLC on the combined Forms S-3/S-11 of our report dated January 16, 2003, appearing in the Annual Report on Form 10-K of Delphi Corporation for the year ended December 31, 2002 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.




Detroit, Michigan
May 27, 2003